UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Hartville Group, Inc.

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HARTVILLE GROUP, INC.
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To be held June 13, 2008
     The 2008 Annual Meeting of Stockholders of Hartville Group, Inc. (the “Annual Meeting”) will be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio 44706, on Friday, June 13, 2008, at 11:00 a.m., local time, for the following purposes:
1.	Elect five members of our Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	Ratify the selection of BDO Seidman, LLP as our independent registered public accountant; and

3.	Transact such other business as may properly come before the meeting, or any adjournment thereof.
     Stockholders of record at the close of business on April 14, 2008, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting.
     All stockholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that you please mark, sign, date and return the enclosed proxy promptly in the postage-paid return addressed envelope. Stockholders attending the Annual Meeting in person may vote in person even if they have previously returned the proxy card.
     If you have any questions concerning the Annual Meeting or the completion and return of your proxy card, please contact Vicki Pratt at (330) 484-8143.

By Order of the Board of Directors
/s/ Christopher R. Sachs
Christopher R. Sachs
Secretary

Canton, Ohio
May 2, 2008
IMPORTANT
PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PROXY STATEMENT TABLE OF CONTENTS

HARTVILLE GROUP, INC.
PROXY STATEMENT
General Information
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hartville Group, Inc., a Nevada corporation (the “Company”), for use at the 2008 Annual Meeting of Stockholders to be held at our principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio 44706, on Friday, June 13, 2008, at 11:00 a.m., local time.
     The mailing address of our principal executive offices is 3840 Greentree Avenue SW, Canton, Ohio 44706. The approximate date on which this proxy statement and the accompanying proxy are first being sent or given to stockholders is Friday, May 2, 2008.
About the Annual Meeting
Who is soliciting my vote? - The Board of Directors of Hartville Group, Inc. is soliciting your vote for the 2008 Annual Meeting of Stockholders.
Who is entitled to vote? - Stockholders of record at the close of business on April 14, 2008, may vote.
How many votes do I have? - You have one vote for each share of common stock you owned on April 14, 2008.
How many votes can be cast by all stockholders? - 12,355,893 outstanding shares of common stock can be voted as of the close of business on April 14, 2008.
How many shares must be represented to hold the meeting? - A majority of the outstanding shares, or 6,177,947, must be represented to hold the meeting.
How many votes are needed to elect directors and to approve the proposals? - Directors are elected by a plurality of the votes cast. The proposals will be approved if the votes cast in favor exceed the votes cast against the matter. The affirmative vote of a majority of the issued and outstanding shares of common stock is required for ratification of our independent public accountant for 2008.
How do I vote? - You may vote either in person at the annual meeting or by proxy, whether or not you attend the meeting. If you hold your Hartville Group, Inc. common stock certificates directly in your name, you may vote by:
•	Mail — Please complete, sign and return the accompanying proxy in the enclosed postage-paid envelope.
If your shares of Hartville Group, Inc. common stock are registered in the name of a bank, broker or other nominee, you must vote your shares using the method(s) available through that organization.
Can I change my vote or revoke my proxy? - Yes. Just send in a new signed proxy with a later date or send a written notice of revocation to the Secretary of Hartville Group, Inc. If you attend the annual meeting and want to vote in person, you can request a ballot and direct that your previously submitted proxy not be used. Otherwise, your attendance itself does not constitute a revocation of your previously submitted proxy.
What if I vote “abstain?” - A vote to abstain has no effect on the votes required to elect directors or to approve the proposals.

Can my shares be voted if I don’t return my proxy and don’t attend the annual meeting? - If your shares are registered in your name, the answer is no. If you don’t vote shares registered in the name of a bank, broker or other nominee, NASDAQ rules provide that the broker can vote your shares as the broker wishes for the election of directors and ratification of the independent registered public accounting firm but not for certain matters. A broker non-vote is counted as a vote to abstain.
How are the votes counted? - Votes cast by proxy are tabulated prior to the meeting by the holders of the proxies. Inspectors of election appointed at the meeting count the votes and announce the results. The proxy agent reserves the right not to vote any proxies that are altered in a manner not intended by the instructions contained in the proxy.
Could other matters be decided at the meeting? - We do not know of any matters to be considered at the annual meeting other than the election of directors and ratification of the Company’s independent registered public accounting firm, as described in this proxy statement. For any matters that do properly come before the meeting, your shares will be voted at the discretion of the proxy holder.
Who can attend the meeting? - The meeting is open to all interested parties.

PROPOSAL 1: ELECTION OF DIRECTORS
     Our authorized number of directors is currently fixed at five. Our director’s are elected to serve one year terms. The Board of Directors has recommended and proposed that the following five nominees be elected at this Annual Meeting, each of whom will hold office until the next Annual Meeting:
Nominees for the Board of Directors

Name	Age	Position
Michel Amsalem	61	Director
Dr. Alan J. Kaufman	70	Director
Nicholas J. Leighton	47	Chairman of the Board of Directors
Dennis C. Rushovich	57	Director
Christopher R. Sachs	55	Director
     It is the intention of the persons named in the proxy form to vote the proxy FOR the election of the five nominees, unless indicated otherwise. In the event that any of the nominees is unwilling or unable to serve, the persons named in the proxy may vote for a substitute nominee designated by the Board of Directors. We have no reason to believe the nominees named will be unable or unwilling to serve if elected. The accompanying proxy may be voted for up to the number of nominees named in this proxy statement and the nominees receiving the largest number of “FOR” votes will be elected to the director positions to be filled.
     Biographical information regarding each of the nominees for the Board of Directors is set forth below.
     Michel Amsalem has served as our director since December 6, 2004. Mr. Amsalem is the founder and managing partner of the Midsummer Investment, Ltd. and of Midsummer Capital LCC, their investment advisor. Prior to this, Mr. Amsalem was a principal and managing partner of Omicron Capital, LP, the investment manager of the Omicron group of funds. Previously he created and managed the Structured Finance Department of Citibank, the investment bank for Latin America and Eastern Europe of Banque Indosuez and Patricof Emerging Markets. Mr. Amsalem started his career at the International Finance Corporation (IFC), the private sector arm of the World Bank. Mr. Amsalem is a graduate of Ecole des Hautes Etudes Commerciales in Paris, France and received an MBA Degree from Columbia University, and a doctoral degree (DBA) from Harvard University.
     Dr. Alan J. Kaufman has served as our director since February 23, 2004. Dr. Kaufman is a retired neurosurgeon. Dr. Kaufman served on the Board of Directors of Tesoro Petroleum Corp. (NYSE: TSQ) in San Antonio, Texas from 1995 through 1999 and served on the Board of Directors and on the Audit Committee and Compensation Committee of Newpark Resources (NYSE: NR) in Melairie, Louisiana from 1987 to 2007.
     Nicholas J. Leighton was appointed to our Board of Directors on February 23, 2004 and was appointed Chairman on February 9, 2006. Mr. Leighton has served as the director of operations of Strategic Risk Solutions (Cayman), a provider of captive management, wholesale brokerage and alternative risk transfer solutions, since January 2005. Prior to Strategic Risk Solutions (Cayman), Mr. Leighton was a managing director of Caledonian Insurance Services Limited, a provider of insurance services, from November 2000 until January 2005. From June 1997 through November 2000, Mr. Leighton was a director of AON Insurance Managers Limited. Mr. Leighton has recently been made a Fellow of the Institute of Risk Management, where he won the IAU prize for his dissertation “The Development of the Protected Cell Company.”
     Dennis C. Rushovich has served as our director since December 6, 2004. In April 2005, Mr. Rushovich was appointed to serve as our Chief Executive Officer. Mr. Rushovich is the founder of Strategic Financial Solutions, Inc., a consulting, software, and services supplier to financial institutions, and served as its CEO from November 1999 to the present. Prior to founding Strategic Financial Solutions, Inc., Mr. Rushovich co-founded and was COO and CFO of Independent Financial Marketing Group, a marketer of investment and insurance products to financial institutions nationwide. Prior to starting Independent Financial Marketing Group, Mr. Rushovich had responsibility for finance and operations for Financial Planning Services Ltd., one of the largest marketers of insurance and investment products in South Africa. Mr. Rushovich graduated from Witwatersrand University in Johannesburg, South Africa with a B.Com. degree in Business Administration and Accounting, and a B.ACC degree in Accounting and Computer Science. Mr. Rushovich holds a Certificate in the Theory of Accounting and received the qualifications of Chartered Accountant (South Africa) and NASD Series 7 & 27.
     Christopher R. Sachs has served as our Chief Financial Officer since September 19, 2005 and our Secretary since April 27, 2006. Previously, Mr. Sachs spent two years starting in 2003 with Palmer & Cay, a national insurance brokerage firm, where he served as Managing Partner and Chief Financial Officer. Prior to that, Mr. Sachs served as a consultant in the Enterprise Risk Management function at Marsh & McLennan Companies, a global insurance brokerage company, from 2001 to 2003. From 1996-2001, Mr. Sachs served as Treasurer for PolyOne Corp., a polymer company headquartered in Cleveland, Ohio, and its predecessor company, M.A. Hanna Company. Mr. Sachs holds a J.D. and a B.S. from Marquette University.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

PROPOSAL2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.
     The Audit Committee has selected BDO Seidman, LLP (“BDO Seidman”) as the independent registered public accountants for 2008. The Audit Committee and the Board of Directors believe that the reappointment of BDO Seidman for 2008 is appropriate because of the firm’s reputation, qualifications and experience.
     The Audit Committee will reconsider the appointment of BDO Seidman if the stockholders do not ratify its selection. Even if the stockholders ratify the selection of BDO Seidman, the Audit Committee, in its discretion, could decide to terminate the engagement of BDO Seidman and to engage another firm of independent registered public accountants if it is determined such action is necessary or desirable.
     The favorable vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the selection of BDO Seidman.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2008.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
Directors.
     The directors of the Company as of April 14, 2008, are as follows:

Name	Age	Present Position
Michel Amsalem	61	Director
Dr. Alan J. Kaufman	70	Director
Nicholas J. Leighton	47	Chairman of the Board of Directors
Dennis C. Rushovich	57	Director
Christopher R. Sachs	55	Director
Biographical information concerning Mr. Amsalem, Dr. Kaufman, Mr. Leighton, Mr. Rushovich, and Mr. Sachs can be found under “Proposal 1: Election of Directors.”
Executive Officers.
     The executive officers of the Company as of April 14, 2008, are as follows:

Name	Age	Present Position
Dennis C. Rushovich	57	Chief Executive Officer
Christopher R. Sachs	55	Chief Financial Officer and Secretary
Christopher Edgar	42	Chief Marketing Officer
Hirsch C. Ribakow	44	Executive Vice President of Insurance and Compliance
Biographical information concerning Mr. Rushovich, and Mr. Sachs can be found under “Proposal 1: Election of Directors.”
     Christopher Edgar, Chief Marketing Officer. Mr. Edgar has served as the Company’s Chief Marketing Officer since February 2, 2006. Previously, Mr. Edgar was a retail and consumer marketing consultant for Vista Research, Inc., a provider of primary research (subsequently acquired by McGraw-Hill), in 2005. Prior to that, Mr. Edgar was the co-founder of dELiA*s Corp., a publicly-traded direct-mail, online and store retailer of teen girls’ apparel, accessories and cosmetics, and served as executive vice president, chief operating officer, vice chairman and director from 1993 until the company’s acquisition by Alloy, Inc. in 2004. Mr. Edgar holds a B.A. from Yale University and an M.A. from Columbia University.
     Hirsch C. Ribakow, Executive Vice President of Insurance and Compliance. Mr. Ribakow has served as the Company’s Executive Vice President of Insurance and Compliance from August 2007 to the present. Mr. Ribakow served as the Company’s Chief Operating Officer from November 2004 to August 2007. Mr. Ribakow served in various positions at Nationwide Insurance, including as a business consultant from August 2003 to May 2004, as a product manager from December 2001 to August 2003 and as worksite director from August 1997 to December 2001. Mr. Ribakow holds a J.D. from the University of Baltimore and a B.S. from Towson University.

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence.
     During 2007, the Board of Directors (the “Board”) consisted of five directors. Three of the five directors, Mr. Amsalem, Dr. Kaufman and Mr. Leighton, are independent as defined by the applicable rules of the American Stock Exchange (the “ASE”) and the Securities and Exchange Commission (the “SEC”).
Board Meetings and Committees; Annual Meeting Attendance.
     The Board held six meetings during the fiscal year ended December 31, 2007. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board. The Board has not established a policy for director attendance at the annual stockholders meetings, however, each of the five directors attended our 2007 Annual Meeting of Stockholder’s held on June 8, 2007. The Board has an Audit Committee, a Compensation Committee, and a Stock Option Committee, each composed of independent directors.
Audit Committee.
     The Audit Committee is composed of Alan J. Kaufman and Nicholas J. Leighton (Chairman), each of whom is an independent director. We have adopted a charter for the Audit Committee and a Financial Code of Ethics that are available on our website at www.hartvillegroup.com under “Disclosure and Compliance.”
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our internal financial statements and financial reporting process, the qualifications, independence and performance of the independent auditors, the performance of our internal audit function, and compliance with legal and regulatory requirements.
     Based on a recommendation of the Audit Committee, the Board has designated Mr. Leighton as the “Audit Committee Financial Expert.”
     The Audit Committee held three meetings during the fiscal year ended December 31, 2007. The Audit Committee’s report can be found under “Report of the Audit Committee” contained in this proxy statement.
Compensation Committee.
     The members of the Compensation Committee are Michel Amsalem, Dr. Alan J. Kaufman and Nicholas J. Leighton (Chairman), each of whom is an independent director. The Compensation Committee is responsible for determining and reviewing the salaries, bonuses and other compensation, of all our executive officers, and establishing the general compensation policies for such individuals. The Compensation Committee held four meetings during the fiscal year ended December 31, 2007.
     The Compensation Committee currently does not have a charter. We have not engaged an independent consultant to assist in reviewing the compensation for our executive officers.
     The Compensation Committee’s policy is to provide the executive officers with compensation opportunities that are based upon their personal performance, our financial performance, and their contribution to that performance and competitive enough to attract and retain highly skilled individuals dedicated to growing the business in the niche pet insurance market. Each executive officer’s compensation package is comprised of two elements:
▪	A base salary to provide a predictable level of cash income; and

▪	Long-term stock based incentive awards designed to strengthen the mutuality of interests between the executive officers and our stockholders.
     The principal factors that the Compensation Committee considers to establish each executive officer’s compensation package are described below. However, the Compensation Committee may, in its discretion, deviate from these factors as the situation merits.

     Base Salary. Our financial position does not allow us to provide the cash and bonus compensation that we believe is appropriate and competitive in all instances, but we intend to continually review the competitiveness of our overall executive compensation. Each executive officer’s base salary is agreed to on the basis of:
▪	The terms of his employment contract; and

▪	The competitive marketplace for persons in comparable positions;
     Long Term Incentives. Stock option grants and restricted stock grants are made at the discretion of the Compensation Committee. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from a perspective of an owner with an equity stake in the business. Each option generally becomes vested and exercisable in a series of installments, contingent upon the officers’ continued employment. Accordingly, the option will provide a return to the executive officers only if he or she remains employed during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set by the Compensation Committee at a level intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the amount of cash compensation the individual receives, the individual’s personal performance in recent periods, and his or her potential for future responsibility over the option term. The size of the option grant is critical to our ability to offer competitive executive compensation.
Stock Option Committee.
     The Board established a Stock Option Committee in 2006. Present members of the Stock Option Committee are Michel Amsalem, Dr. Alan J. Kaufman and Nicholas J. Leighton, each of whom is an independent director. The Stock Option Committee is responsible for the administration of the Company’s 2006 Stock Option Plan. The Stock Option Committee held four meetings during the fiscal year ended December 31, 2007.
Nominating Committee.
     We do not have a Nominating Committee and thus, do not have a charter for such a committee. Given the relatively small size of the Company and its Board, we believe a Nominating Committee is not necessary. We have a process for nominating and selecting directors that is performed by the entire Board, and is explained below.
Process for Selecting and Nominating Directors.
     The Board considers candidates for director who are recommended by its members, by stockholders and by management, as well those identified by any third party search firms retained to assist in identifying and evaluating possible candidates. The Board evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Board considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Board are a commitment to representing the long-term interests of the stockholders; an inquisitive and objective perspective; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance, operations, insurance, veterinary medicine or marketing.
     Stockholders wishing to submit recommendations for director candidates to the Board must provide the following information in writing by certified or registered mail to the Secretary, Hartville Group, Inc., 3840 Greentree Avenue, SW, Canton, Ohio 44706:
•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the stockholder or group of stockholders making the recommendation; and

•	with respect to common stock beneficially owned by the stockholder or group of stockholders making the recommendation, and to the extent any stockholder is not a registered holder of such securities, proof of the number of shares and length of time held.
Stockholder Communications with the Board.

     We believe that it is important for stockholders to have a process to send communications to the Board. Accordingly, there are two methods by which communications can occur. You can mail or deliver a written communication to the Board, addressed to the Chairman of the Board, Hartville Group, Inc., c/o Christopher Sachs, Secretary, 3840 Greentree Avenue SW, Canton, Ohio 44706. The Secretary will forward such information to the Chairman of the Board, who in turn will distribute each such communication to the entire Board.
     Any stockholder who desires to communicate with the non-management directors of the Board can mail or deliver a written communication to the Chairman of the Audit Committee, Hartville Group, Inc., c/o Christopher Sachs, Secretary, 3840 Greentree Avenue, SW, Canton, Ohio 44706. The Secretary will forward each such communication to the Audit Committee Chairman, and the Audit Committee Chairman or his designee will distribute a copy of each such communication to the other non-management directors.

PRINCIPAL STOCKHOLDERS
Security Ownership of Certain Beneficial Owners.
     The following tables set forth certain information regarding the beneficial ownership of common stock as of April 14, 2008 by each person or entity who is known to us to beneficially own more than 5% of the outstanding shares of common stock;

	Number of Shares
	Beneficially Owned
Name and Address	(1)(2)	Percent (3)
Islandia, L.P. (3)	9,151,365	56.8%
c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022
Midsummer Investment, Ltd. (4)	9,163,948	56.9%
c/o Midsummer Capital LLC 295 Madison Avenue, 38th Floor New York, New York 10017

(1)	Includes shares of common stock that such person or group had the right to acquire on or within 60 days including, upon the exercise of options or warrants or upon the conversion of convertible debt.

(2)	On November 21, 2007, the Company affected a 1-for-15 reverse stock split of its common stocks. All of the share and per-share data, as well as share-based award information included in these consolidated financial statements and notes thereto, has been retroactively adjusted to reflect the reverse stock split.

(3)	The number of shares of common stock outstanding on April 14, 2008 was 12,355,893. The percent of common stock is based on such number of shares and is rounded off to the nearest one percent.

(4)	Represents 5,400,837 shares held by Islandia, L.P. (including 113,251 shares issued to Gill Investments, LP), and 3,750,528 shares issuable upon the exercise of warrants. The exercise of the warrants is contractually capped such that such exercise shall not cause the reporting person’s beneficial ownership to exceed 4.99%.

(5)	Represents 5,413,420 shares held by Midsummer Investment, Ltd., 3,750,528 shares issuable upon the exercise of warrants. The exercise of the warrants is contractually capped such that such exercise or shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Mr. Amsalem is a member of the Board of Directors.

Security Ownership of Directors and Management.
     The following table sets forth certain information regarding the beneficial ownership of common stock as of April 14, 2008, by each of our director and nominee for director, Named Executive Officers, and current directors and executive officers as a group.

	Number of Shares
	Beneficially Owned
Name	(1)(2)	Percent (3)
Michel Amsalem (4)	9,163,948	56.9%
Dr. Alan J. Kaufman (5)	57,816	0.5%
Nicholas J. Leighton (6)	35,532	0.3%
Dennis C. Rushovich (7)	206,668	1.6%
Christopher Edgar (8)	799,998	6.2%
Christopher R. Sachs (9)	190,001	1.5%
All executive officers and directors as a group (7 persons) (10)	10,535,030	61.0%

(1)	See Comment (1) from Security Ownership of Certain Beneficial Owners table.

(2)	See Comment (2) from Security Ownership of Certain Beneficial Owners table.

(3)	See Comment (3) from Security Ownership of Certain Beneficial Owners table.

(4)	See Comment (5) from Security Ownership of Certain Beneficial Owners table.

(5)	Includes 8,883 shares held by Alan Kaufman MD Capital, Inc., a corporation in which Dr. Kaufman is the sole shareholder (“Kaufman Capital”), 15,734 shares issuable upon the exercise of warrants held by Kaufman Capital and 33,199 shares issuable upon exercise of options held by Dr. Kaufman.

(6)	Includes 2,333 shares held by Mr. Leighton and includes 33,199 shares issuable upon exercise of options.

(7)	Includes 6,667 shares owned by Mr. Rushovich and includes 200,001 shares issuable upon exercise of options.

(8)	Includes 200,000 shares owned by Mr. Edgar and includes 599,998 shares issuable upon exercise of options.

(9)	Includes 190,001 shares issuable upon exercise of options.

(10)	Includes 5,632,370 shares owned, 3,766,262 shares issuable upon the exercise of warrants, and 1,136,398 shares issuable upon exercise of options for all current executive officers and directors as a group.
     Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole voting and investment power with respect to such shares. Except as otherwise indicated, the principal address of each of the stockholders above is c/o Hartville Group, Inc., 3840 Greentree Avenue SW, Canton, Ohio 44706.

EXECUTIVE COMPENSATION
     The following table provides information about the compensation paid to, earned or received during the last two fiscal years ended December 31, 2007 and 2006, by the Company’s Chief Executive Officer and President, and the Company’s two most highly compensated executive officers (collectively, the “Named Executive Officers”).
Summary Compensation Table

							Nonqualified
						Non-equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
and Principal Position	Year	($)	($)	($)(2)(3)	($)(2)(3)	($)	($)	($)(4)	($)
Dennis C. Rushovich	2007	420,749	—	—	220,749	—	—	7,076.84	420,749
Chief Executive Officer	2006	338,700	—	—	138,700	—	—	—	338,700

Christopher R. Sachs	2007	359,483	—	—	209,483	—	—	4,113.15	367,184

Chief Financial Officer and Secretary	2006	260,815	—	—	110,815	—	—	—	266,815

Christopher C. Edgar (1)	2007	777,469	—	140,000	637,469	—	—	—	777,469
Chief Marketing Officer	2006	681,700	—	360,000	321,700	—	—	—	681,700

(1)	Pursuant to Mr. Edgar’s employment agreement, he elected to receive non cash compensation in the form of restricted stock in lieu of cash compensation. Additional details are provided in the Narrative Disclosure following this table.

(2)	The amounts reflect the dollar amount recognized for financial reporting purposes for 2007, in accordance with FAS 123(R), for awards made pursuant to our stock-based incentive plans and may include amounts from awards granted in prior years. Assumptions used in the calculation of the amounts are included in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(3)	See Comment (2) from Security Ownership of Certain Beneficial Owners table.

(4)	Represents Company contributions to its defined contribution plan.
Narrative Disclosure to Summary Compensation Table
Employment Agreements.
Dennis C. Rushovich
Chief Executive Officer and a member of the Company’s Board of Directors
     The Company entered into an Employment Agreement with Dennis C. Rushovich on May 1, 2005, which was amended and restated on March 29, 2007, (the “Rushovich Agreement”). The Rushovich Agreement has an initial one-year term ending April 30, 2006, and is renewable for successive one (1) year periods. On September 5, 2007, the Company and Mr. Rushovich agreed to enter into a three (3) year extension and further amendments to the Rushovich Agreement.
     Under the terms of the Rushovich Agreement, Mr. Rushovich is to receive a base salary of $200,000 per year and is eligible for cash bonuses as determined by the Board of Directors. In addition, options will be granted to Mr. Rushovich, which, together with options already issued to Mr. Rushovich, will result in his potential ownership of the common stock of the Company to be up to 2.5% of the potential number of shares of common stock to be issued by the Company on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Company issues additional common stock or convertible securities during the term of the

Rushovich Agreement, the number of options will be increased such that Mr. Rushovich’s potential ownership would remain at 2.5% on a fully diluted basis.
     The Company shall provide Mr. Rushovich with living quarters in or proximate to Canton, Ohio, the use of an automobile, weekly round trip air travel on a regularly scheduled passenger airline carrier between Canton, Ohio and Stamford, Connecticut, and reimbursement for reasonable business expenses in connection with the performance of the duties, functions and responsibilities set forth in the Rushovich Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Rushovich for any general liability which may incur in the normal course of his services as a director and/or officer of the Company, and the Company shall maintain certain directors and officers liability insurance as set forth in the Rushovich Agreement.
     In the event Mr. Rushovich’s employment is terminated without cause (as defined in the Rushovich Agreement), Mr. Rushovich will receive: (i) six (6) months of salary continuation, payable over six (6) months in accordance with the Company’s normal payroll practices; (ii) continued health, dental and life insurance coverage for six (6) months (or until Mr. Rushovich becomes covered by other employer plans, if earlier); and (iii) the acceleration of any unvested employer contributions under any pension plan. In the event of a change in control, all unvested options granted to Mr. Rushovich will vest immediately and may be exercised within twelve (12) months of the termination of Mr. Rushovich’s employment.
     The Rushovich Agreement also provides that Mr. Rushovich shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one (1) year after the termination of such employment.
Christopher R. Sachs
Chief Financial Officer and Secretary, and a member of our Board of Directors
     The Company entered into an Employment Agreement with Christopher R. Sachs on September 19, 2005, which was amended and restated on March 29, 2007, (the “Sachs Agreement”). The Sachs Agreement has an initial one-year term ending September 18, 2006, and is renewable for successive one (1) year periods. On September 5, 2007, the Company and Mr. Sachs agreed to enter into a three (3) year extension and further amendments to the Sachs Agreement.
     Under the terms of the Sachs Agreement, Mr. Sachs is to receive a base salary of $150,000 per year and is eligible for cash bonuses as determined by the Board of Directors. In addition, options will be granted to Mr. Sachs, which, together with options already issued to Mr. Sachs, will result in his potential ownership of the common stock of the Company to be up to 2% of the potential number of shares of common stock to be issued by the Company on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Company issues additional common stock or convertible securities during the term of the Sachs Agreement, the number of options will be increased such that Mr. Sachs’s potential ownership would remain at 2% on a fully diluted basis.
     The Company shall provide Mr. Sachs with a car allowance of $500 per month or $6,000 annually through October 1, 2007. Effective October 1, 2007 and pro-rated for the remainder of 2007, Mr. Sachs’ car allowance is based on the IRS published rate multiplied by the actual mileage, estimated annually at $13,000. Mr. Sachs is to be reimbursed for reasonable business expenses in connection with the performance of his duties, functions and responsibilities as set forth in the Sachs Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Sachs for any general liability which may incur in the normal course of his services as a director and/or officer of the Company, and the Company shall maintain certain directors and officers liability insurance as set forth in the Sachs Agreement.
     In the event Mr. Sachs’s employment is terminated without cause (as defined in the Sachs Agreement), Mr. Sachs will receive: (i) six (6) months of salary continuation, payable over six (6) months in accordance with our normal payroll practices; (ii) continued health, dental and life insurance coverage for six (6) months (or until Mr. Sachs becomes covered by other employer plans, if earlier); and (iii) the acceleration of any unvested employer contributions under any pension plan. In the event of a change in control, all unvested options granted to Mr. Sachs will vest immediately and may be exercised within twelve (12) months of the termination of Mr. Sachs’ employment.
     The Sachs Agreement also provides that Mr. Sachs shall not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one (1) year after the termination of such employment.
Christopher Edgar
Chief Marketing Officer
     The Company entered into an Employment Agreement with Christopher Edgar on January 20, 2006, which was amended and restated on March 29, 2007, (the “Edgar Agreement”). The Edgar Agreement has an initial two-year term ending January 19, 2008, and is renewable for successive one (1) year periods. On September 5, 2007, the Company and Mr. Edgar agreed to enter into a three (3) year extension and further amendments to the Edgar Agreement.
     Under the terms of the Edgar Agreement, Mr. Edgar is to be granted 66,667 shares (adjusted retroactively to reflect the November 21, 2007 reverse stock split) of the Company’s restricted stock, pursuant to the Restricted Stock Agreement, which provides that such restricted shares shall vest in equal amounts on each of March 31, June 30, September 30, and December 31, 2007. Commencing January 1, 2008, Mr. Edgar is to receive a base salary of $180,000 per year. In addition, options will be granted to Mr. Edgar, which, together with options already issued to Mr. Edgar, will result in his potential ownership of the common stock of the Company through options to be up to 7.5% of the potential number of shares of common stock to be issued by the Company on a fully diluted basis. The exercise price of the options will be set upon grant by the Board of Directors. The options will vest equally over a three (3) year period. The options will provide for anti-dilution such that if the Company issues additional common stock or convertible securities during the term of the Edgar Agreement, the number of options will be increased such that Mr. Edgar’s potential ownership would remain at 7.5% on a fully diluted basis.
     Mr. Edgar is to be reimbursed for reasonable business expenses in connection with the performance of his duties, functions, and responsibilities as set forth in the Edgar Agreement. Additionally, the Company shall indemnify, defend and hold harmless Mr. Edgar for any general liability which may incur in the normal course of his services as a director and/or officer of the Company, and the Company shall maintain certain directors and officers liability insurance as set forth in the Edgar Agreement.
     In the event Mr. Edgar’s employment is terminated without cause, as defined in the Edgar Agreement, Mr. Edgar will receive all remuneration and benefits accrued to the date of termination, except for unvested, restricted stock and options granted to Mr. Edgar, and insurance, which would by its terms lapse. In the event of a change in control, all unvested restricted stock and options shall be immediately vested and all applicable restrictions shall lapse.
     The Edgar Agreement also provides that Mr. Edgar will not solicit employees, customers, suppliers, distributors, policy owners or agents or representatives of the Company during the term of his employment and for a period of one (1) year after the termination of such employment.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth the outstanding equity awards for the Named Executive Officers for the fiscal year ended December 31, 2007.

	Option Awards (1)						Stock Awards (1)
									Equity	Equity
								Market	Incentive	Incentives
								Value	Plan	Plan
								of	Awards:	Awards:
				Equity			Number	Shares	Number	Market or
				Incentive			of	or	of	Payout
				Plan			Shares	Units	Unearned	Value of
		Number of		Awards:			or Units	of	Shares,	Unearned
	Number of	Securities		Number of			of Stock	Stock	Units or	Shares,
	Securities	Underlying		Securities			That	That	Other	Units or
	Underlying	Unexercised		Underlying			Have	Have	Rights	Other Rights
	Unexercised	Options (#)		Unexercised	Option	Option	Not	not	That	That Have
	Options (#)	Un-		Unearned	Exercise	Expiration	Vested	Vested	Have Not	Not Vested
Name	Exercisable	exercisable		Options (#)	Price ($)	Date	(#)	($)	Vested (#)	($)

Dennis C. Rushovich Chief Executive	—	304,725	(2)	—	1.50	09/28/2017
Officer	166,668	—		—	1.65	09/11/2016
	33,333	—		—	4.95	2/15/2016	—	—	—	—

Christopher R. Sachs Chief Financial	—	213,780	(2)	—	1.50	09/28/2017
Officer and	166,668	—		—	1.65	09/11/2016
Secretary	23,333	—		—	4.95	2/15/2016	—	—	—	—

Christopher C. Edgar	—	714,177	(2)	—	1.50	9/28/2017
Chief Marketing	566,666	—		—	1.65	09/11/2016
Officer	33,332	—		—	4.95	2/15/2016	—	—	—	—

(1)	See Comment (2) from Security Ownership of Certain Beneficial Owners table .

(2)	The options vest in three equal amounts on 09/05/2008, 09/05/2009, and 09/05/2010.
Narrative Disclosure to Outstanding Equity Awards at Fiscal Year-End Table
Termination and Change in Control Agreements
     See Employment Agreements under the Narrative Disclosure to Summary Compensation Table on page 10 of this proxy statement.

COMPENSATION OF DIRECTORS
     The following table provides information about the compensation of the Company’s directors for the fiscal year ended December 31, 2007.
Director Compensation

Nonqualified
	Fees earned			Non-Equity	Deferred
	or paid in	Stock	Option	Incentive Plan	Compensation	All Other
	cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name (1)	($)	($)	($)(2)(3)	($)	($)	($)	($)
Nicholas J. Leighton	50,000	—	10,889 (4)	—	—	—	60,889
Michel Amsalem	—	—	—	—	—	—	—
Dr. Alan J. Kaufman	—	—	10,889 (4)	—	—	—	10,889

(1)	Dennis C. Rushovich, Chief Executive Officer and President, serves as a director without compensation. Christopher R. Sachs, Chief Financial Officer and Secretary, serves as a director without compensation.

(2)	The amounts in this column reflect the dollar amount recognized for financial reporting purposes for 2007, in accordance with FAS 123(R), for awards made pursuant to our stock-based incentive plans and may include amounts from awards granted in prior years. Assumptions used in the calculation of the amounts are included in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(3)	See Comment (2) from Security Ownership of Certain Beneficial Owners table.

(4)	This amount reflects the value of options granted in September 2006 that vested in equal amounts on March 31, 2007 and June 30, 2007.
Narrative Disclosure to Director Compensation Table
     Annual retainers of $25,000, respectively, are received by the Chairman of the Board and the Chairman of the Audit Committee. In 2007, the same individual, Nicholas J. Leighton held both positions. The remaining directors do not receive cash compensation for their services as directors or as members of board committees, but are reimbursed for their reasonable expenses incurred in attending meetings. Directors are eligible to receive options under our 2006 Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Board of Directors. During the fiscal year ended December 31, 2007, option grants were not made to non-employee directors. However, option grants made to certain non-employee directors in September 2006 vested during the fiscal year ended December 31, 2007, and are reflected in the corresponding table.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to our financial statements and financial reporting process, the qualifications, independence and performance of the independent auditors, the performance of our internal audit function and our compliance with legal and regulatory requirements. The members of the Audit Committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that our financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of our financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.
     In the course of fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. The Audit Committee also reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters that are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, for filing with the SEC.
Audit Committee:
Nicholas J. Leighton, Chairman
Dr. Alan J. Kaufman

CERTAIN RELATIONSHIPS AND TRANSACTIONS
     We review all transactions between the Company and any of our executive officers and directors to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as necessary.
     Michel Amsalem, a Director, is the founder of Midsummer Investment, Ltd. Midsummer is one of our largest stockholders and has invested in our convertible debentures and warrants. In February, May, and September of 2007, we completed and issued three (3) year convertible debentures, together with four (4) year warrants to purchase shares of our common stock. The convertible debt carried a 7% annual rate of interest and the interest was prepaid. In 2007, Midsummer invested a total of $3,797,468.25 in the convertible debentures and received warrants to purchase up to 1,687,764 shares of our common stock at $2.25 per share. In October 2007, Midsummer converted all of their $6,329,114 of convertible debentures (including $2,531,645.50 from 2006) in exchange for 3,375,528 shares of our common stock. On February 29, 2008, we entered into a Securities Purchase Agreement with Midsummer, pursuant to which we agreed to sell (i) 750,000 shares of our common stock for a purchase price of $1.50 per share totaling $1,125,000, and (ii) 375,000 warrants to purchase shares of common stock at an exercise price of $1.50 per share.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2007.

			Number of
	Number of		Securities
	Securities	Weighted-	Remaining Available
	to be Issued	Average	for Future Issuance
	upon Exercise	Exercise Price of	under Equity
	of Outstanding	Outstanding	Compensation Plans
Plan Category	Options (1)	Options (1)	(1)
Equity Compensation Plans Approved by Security Holders	—	—	—

Equity Compensation Plans not Approved by Security Holders	2,410,297	1.77	923,036

Total	2,410,297	1.77	923,036

(1)	See Comment (2) from Security Ownership of Certain Beneficial Owners table.

INDEPENDENT PUBLIC ACCOUNTANTS
Independent Accountant for 2008
     BDO Seidman has been selected by the Audit Committee as the independent accountant for the fiscal year ending December 31, 2008.
     It is expected that a representative of BDO Seidman will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.
Audit and Other Services Fees
     The following table presents the aggregate fees billed to the Company by the independent public accountant for services performed for the years ending December 31, 2006, and December 31, 2007, respectively:

Fee Category	2007	2006
Audit Fees (1)	$159,900	$172,672
Audit-Related Fees	—	—
Tax Fees (2)	$44,500	$63,360
All Other Fees	—	—

Total	$204,400	$236,032

(1)	Includes services rendered for the audit our annual financial statements, review of financial statements included in our quarterly reports on Form 10-QSB and other audit services normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Includes services for tax research and compliance, including tax return preparation.
Audit Committee’s Pre-Approval Policies and Procedures.
     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by its independent accountant. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
     Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the “Exchange Act”) at the Annual Meeting of Stockholders to be held in 2009 must be received at our principal executive offices for inclusion in the proxy statement and form of proxy on or before December 1, 2008.
     If a stockholder intends to present a proposal at the 2009 Annual Meeting, but does not seek to include such proposal in the proxy statement and form of proxy, to be considered timely under Rule 14a-4 under the Exchange Act such proposal must be received on or before December 31, 2008. If a stockholder fails to meet this deadline and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named in the form of proxy for the 2009 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the proxy statement or form of proxy.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, executive officers, and shareholders who own more than 10% of our outstanding common stock are required to file statements of beneficial ownership. We have reviewed copies of these reports as well as other records and information for the fiscal year ended December 31, 2007. Based on that review, we believe that all reports were filed timely with the exceptions of Midsummer Investment, Ltd. who had one late filing, Michel Amsalem who had one late filing, and Islandia, LP who had two late filings. We believe that all of the instances of late filings were inadvertent.
OTHER MATTERS
     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
SOLICITATION OF PROXIES
     We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by directors, officers, and regular employees of the Company, who will not receive any additional compensation for their solicitation services. We will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, we may employ other persons for such purpose.

By Order of the Board of Directors,
/s/ Christopher R. Sachs
Christopher R. Sachs
Secretary

     Canton, Ohio
     April 29, 2008

HARTVILLE GROUP, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the
Board of Directors of Hartville Group, Inc.
     The undersigned hereby appoints Dennis C. Rushovich, and in the event he is unable to so act, Nicholas J. Leighton, and any one or more of them, proxies, with full power of substitution, to represent and vote all shares of common stock, $0.001 par value per share (the “Shares”), of Hartville Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices located at 3840 Greentree Avenue SW, Canton, Ohio 44706, on Friday, June 13, 2008, at 11:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.
Proposal 1 – Election of the following nominees as Directors:

FOR all Nominees	☐	WITHHELD for all Nominees	☐
(except as marked to the contrary)

Michel Amsalem	Dr. Alan J. Kaufman	Nicholas J. Leighton

Christopher R. Sachs	Dennis C. Rushovich

To withhold authority to vote for any individual nominee(s) print the names in the space below

Proposal 2 –	Ratification of selection of BDO Seidman, LLP as the Company’s independent registered public accountants for 2008.
                            ☐ For                                                    ☐ Against                                         ☐ Abstain
In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

☐ I PLAN TO ATTEND MEETING

Please mark, date and sign as your name appears below and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date:

Signature

Signature